CROMPTON CORPORATION

DIRECTORS DEFERRED COMPENSATION PLAN

1. **Name of Plan.** This plan shall be known as the "Crompton Corporation Directors Deferred Compensation Plan" and is hereinafter referred to as the "Plan."

2. **Purpose of Plan.** The purpose of the Plan is to enable Crompton Corporation, a Delaware corporation (the "Company"), to attract and retain persons of exceptional ability to serve as directors and to solidify the common interests of its directors and shareholders in enhancing the value of the Company's common stock. The Plan permits each director to elect to defer a portion of the director's compensation for service as a director and receive such in shares of Company common stock ("Common Stock").

3. **Effective Date and Term.** The Plan shall be effective as of the date it is adopted by the Board of Directors and shall remain in effect until amended or terminated by action of the Board of Directors (the "Board" generally and as of the effective date of the Plan the "Incumbent Board") of the Company.

4. **Eligible Participants.** Each member of the Board from time to time who is not a full time employee of the Company or any of its subsidiaries shall be eligible to be a participant ("Participant") in the Plan.

5. **Election To Defer Fees.** The amount of Directors' retainer fees and/or fees for board and committee meetings in any calendar year to be deferred shall be specified by the Participant in writing as a percentage of (i) the Director's retainer and/or (ii) the attendance and committee fees. Each Participant shall make an initial election to defer future retainer(s) and/or fees by the later of 30 days after (i) becoming a Director or (ii) the effective date of this Plan. The percentage so specified is irrevocable for the remainder of that calendar year. A Participant may elect to change the deferral percentage prior to January 1 of any following calendar year by making a written election prior to such January 1.

6. **Deemed Investments.** All amounts deferred for a calendar year shall be treated as having been invested in shares of Common Stock, calculated to the nearest one-thousandth of a share, at the Fair Market Value of Common Stock on the New York Stock Exchange on the day of the first Board of Directors meeting in January or, if later, the effective date of this Plan, and the Participant's Account shall be adjusted as set forth below. Each such Participant's Account shall be expressed in shares of Common Stock. In the event any Director ceases to be a Director during a calendar year, any unearned fees and retainers which were deferred in such calendar year shall be forfeited at the then current fair market value of the Common Stock. Such forfeitures shall not be credited to any other Participant's Account, but shall be kept in a suspense account to be used for the deemed investment of deferrals in subsequent calendar years.

There shall be credited to each Participant's Account an amount equal to dividends or other distributions with respect to Common Stock at the time such dividends or other distributions are paid or made. With respect to cash amounts so paid, such amounts shall be treated as having been invested in shares of Common Stock.

No Director may acquire under the Plan more than one (1%) percent of the shares of Common Stock outstanding on the date the Plan was adopted, and together with all plans of the Company (other than plans for which shareholder approval is not required) more than five (5%) percent of the Common Stock outstanding on the date the Plan was adopted.

7. **Distribution.** The Common Stock that each Participant shall be deemed to have invested in shall be distributed to such Participant upon the earlier to occur of:

(a) Death of the Participant;

(b) Disability of the Participant preventing continued service on the Board;

(c) A Change in Control as hereinafter defined; or

(d) A date specified by the Participant or, if no date is so specified, the date of termination of service as a Director.

Upon the occurrence of an event specified above, a Participant or his Beneficiary will receive any amounts credited to his or her account in a single lump sum payment, or, if elected at least one year prior to the event, installment payments as determined by the Participant. A Participant may elect to change an election to defer payments pursuant to paragraph (d) above if such election is made at least one year prior to the event, and provided that any date specified pursuant to paragraph (d) shall not be earlier than the date on which the Participant is then entitled to payment of the amounts credited to the Participant's account. The last election of the time and form of distribution will govern all payments unless such election is made within one year of the date of distribution. All distributions shall be made in the form of Common Stock. If payment is made in installments the account shall continue to be invested in accordance with the provisions of Section 6. A Participant shall have the right to designate a Beneficiary in the event of the Participant's death or, in the absence of any such designation, the Beneficiary shall be the Participant's estate.

8. **Share Certificates, Voting and Other Rights.** Any Common Stock held on behalf of a Participant prior to distribution shall be held in a rabbi trust subject to the claims of the Company's general creditors in the event of the Company's insolvency. Prior to distribution no Participant shall be entitled to any voting, dividend or distribution rights, however, the trustee of the rabbi trust shall have all such rights with respect to all such shares. No certificates for Common Stock shall be issued to a Participant until a distribution event occurs as provided in Section 7 above. Upon distribution, the certificates for shares issued hereunder shall be issued in the name of such Participant.

9. **Fair Market Value.** "Fair Market Value" means the mean, as of any given date, between the highest and lowest reported sales prices of the stock on the New York Stock Exchange on such date (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred).

10. **Fractions of Shares.** The Company shall not issue fractions of shares. Whenever under the terms of the Plan a fractional share would otherwise be required to be issued, the Participant shall be issued a full share in lieu of such fractional share based upon the same Fair Market Value which was utilized to determine the number of shares to be issued on the relevant payment date.

11. **Change in Control.** "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date of the Plan, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a "Change in Control" shall be deemed to have occurred if:

(a) A third person, including a "group" as such term is used in Section 13(d)(3) of the Exchange Act, other than the trustee of a Company employee benefit plan, becomes the beneficial owner, directly or indirectly, of 20 percent or more of the combined voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company;

(b) During any period of 24 consecutive months individuals who, at the beginning of such consecutive 24-month period, constitute the Board of the Company cease for any reason (other than retirement upon reaching normal retirement age, disability, or death) to constitute at least a majority of the Board; provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (other than an election or nomination of any individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

(c) The Company shall cease to be a publicly owned corporation having its outstanding stock listed on the New York Stock Exchange or quoted in the NASDAQ National Market System.

12. **General Restrictions.** The issuance of shares or the delivery of certificates for such shares to Participants hereunder shall be subject to the requirement that, if at any time the General Counsel of the Company shall reasonably determine, in his discretion, that the listing, registration or qualification of such shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental body, is necessary or desirable as a condition of, or in connection with, such issuance or delivery thereunder, such issuance or delivery shall not take place unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the General Counsel.

13. Administration. The Plan shall be administered by the Organization, Compensation and Governance Committee of the Board which shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable. The Board may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company, provided, that the Plan shall not be amended more than once in any six month period other than to comport with changes in applicable provisions of the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

14. Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

Adopted: October 19, 1999
Amended: January 25, 2000
Amended: January 30, 2001

Crompton Corporation
Directors Deferred Compensation Plan
2002 Deferral Election Form

____________________________ ____________________________
Name (Last, First, Middle Initial) Social Security Number

I have been offered an opportunity to participate in the Crompton Corporation Directors Deferred Compensation Plan (the "Plan"). Either (a) I have signed the Plan Participation Agreement and I will participate in the Plan, in which case I irrevocably authorize Crompton Corporation to make the appropriate deductions, as indicated on this form, from my 2002 directors fees and retainers, or (b) I have indicated below that I do not wish to participate in the Plan for 2002.

Non-Participation I elect not to participate in the 2002 Plan Year.

Deferral Election **(please complete)**

I elect to defer _____% of my future 2002 directors fees and retainers until ______________.
(specify either a date certain or the date of termination of service as a director)

Form of Distribution (please check one box and complete)

I elect to receive all amounts deferred in a single lump sum payment. __________________
I elect to receive all amounts deferred in installments as follows: __________________

Any election with respect to distributions may be changed on any subsequent calendar year deferral election so long as such election occurs at least one (1) year before distribution.

ACKNOWLEDGED AND ACCEPTED:

____________________________ ____________________________
Signature of Participant Date Crompton Corporation Date